UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida		33172
(Address of principal executive offices)		(Zip Code)

(305) 592-2830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 8, 2017, Perry Ellis International, Inc., a Florida corporation (the “Company”), filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the United States Securities and Exchange Commission related to its annual meeting of shareholders to be held on June 13, 2017. Subsequent to the filing of the Proxy Statement, the Company discovered an error in the section of the Proxy Statement entitled “Information Concerning Shareholder Proposals at 2018 Annual Meeting.” The Proxy Statement states that, in order for shareholders proposals and director nominations to be properly brought before the annual meeting of shareholders to be held in 2018, a shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the address listed in the Proxy Statement, no later than 60 days and no earlier than 90 days in advance of the date of such meeting. The correct deadline in order for shareholders proposals and director nominations to be properly brought before the annual meeting of shareholders to be held in 2018 is for a shareholder to give written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the address listed in the Proxy Statement, no later than 90 days and no earlier than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting of shareholders or special meeting in lieu thereof. Given the Company’s 2017 annual meeting of shareholders was held on June 13, 2017, the advance notice period for shareholder proposals and director nominations for the 2018 annual meeting of shareholders will be February 13, 2018 to March 15, 2018. This filing does not change any other information in the Proxy Statement as originally filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

By:	/s/ Tricia Thompkins
Name:	Tricia Thompkins
Title:	EVP, General Counsel & Secretary

Dated: January 24, 2018